Exhibit 1.01

Super Micro Computer, Inc.
Conflict Minerals Report
For the Calendar Year Ended December 31, 2022

I. Introduction
This report for the year ended December 31, 2022 has been prepared pursuant to Rule 13p-1 and the Specialized Disclosure Report on Form SD ("Form SD") under the Securities Exchange Act of 1934, as amended (collectively, the "Rule"). The Rule was adopted by the Securities and Exchange Commission (the "SEC") to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the "Dodd-Frank Act"). The Rule imposes certain reporting obligations on SEC registrants whose manufactured products contain conflict minerals which are necessary to the functionality or production of their products. Conflict minerals are defined as cassiterite, columbite-tantalite, gold, wolframite, and their derivatives, which are limited to tin, tantalum, tungsten, and gold ("3TG").

If a registrant determines that 3TG are necessary to the functionality or production of products manufactured or contracted by the registrant to be manufactured, the registrant must submit a Form SD which describes the reasonable country of origin inquiry (“RCOI”) that it undertook to determine whether such necessary 3TG originated from the Democratic Republic of the Congo or an adjoining country (collectively, the “Covered Countries”).

If, on the basis of its RCOI, a registrant knows or has reason to believe that any of the necessary 3TG in its supply chain may have originated in any of the Covered Countries and knows they are not, or has reason to believe that they may not be, from recycled or scrap sources, the issuer must exercise due diligence on the 3TG source and chain of custody and submit a Conflict Minerals Report to the SEC that includes a description of those due diligence measures.

This report has been prepared by Super Micro Computer, Inc. (herein referred to as “Supermicro,” the “Company,” “we,” “us,” or “our”). The information contained in this report includes the activities of all of the Company's majority-owned subsidiaries. This Report has not been subject to an independent private sector audit.

II. Company Overview
We are a Silicon Valley-based provider of accelerated compute platforms that are application-optimized high-performance and high-efficiency server and storage systems for various markets, including enterprise data centers, cloud computing, artificial intelligence, 5G and edge computing. Our solutions, which we refer to as Total IT Solutions, include complete servers, storage systems, modular blade servers, blades, workstations, complete rack scale plug and play solutions delivering pre-defined and pre-tested full rack scale solutions, networking devices, server sub-systems, system management and security software. We also provide global support and services to help our customers install, upgrade and maintain their computing infrastructure. We offer our customers a high degree of flexibility and customization by providing a broad array of server models and configurations from which they can choose the best solutions to fit their computing needs. Our server and storage systems, sub-systems and accessories are architecturally designed to provide high levels of reliability, quality, configurability, and scalability.

We conduct our operations principally from our Silicon Valley headquarters, Taiwan and Netherlands facilities. Our sales and marketing activities operate through a combination of our direct sales force and indirect sales channel partners. We work with distributors, value-added resellers, system integrators, and original equipment manufacturers ("OEMs") to market and sell our optimized solutions to their end customers in our indirect sales channels.

III. Supply Chain Overview
Our supply chain operations for our server products include sourcing, order management, manufacturing, delivery, and return. We procure components from the following four major types of suppliers:

•Manufacturers or direct suppliers;

•Contract manufacturers producing items to match specifications and standards set by us that, in some cases, source independently (but within the bounds of Supermicro specifications);

•Distributors or resellers of manufactured components for other manufacturers; and

•Customers providing us certain parts and materials to be used to fulfill their orders. These items and their suppliers are not included in our conflict minerals exercise as they are the responsibility of the specific customers and do not always reflect our supply chain. Furthermore, they are not “manufactured or contracted to be manufactured” for Supermicro so are outside the scope of the SEC rule.

Logistics, packaging, consumables (e.g. CDs and DVDs), and service providers were excluded from the RCOI and due diligence measures discussed below because we have concluded that they do not provide us with any products within the scope of the Rule.

As explained further below, we rely upon our suppliers and third parties to provide information on the origin, source and chain of custody of the 3TG contained in product components and materials. We do not source directly from mines or smelters any of the 3TG found in our products. We commenced 3TG due diligence in 2013.

Based on representations from our suppliers, we have determined that 3TG minerals sourcing is most frequently from smelters that procure ore from mines, and in a small number of instances from smelters that use recycled minerals. From our due diligence, around 2.5% of suppliers source 3TG from smelters that use 100% scrap or recycling, while none indicate they source 100% of 3TG from scrap or recycling.
IV. Conflict Minerals Program
We are committed to complying with Section 1502 of the Dodd-Frank Act and achieving the goal of confirming that the materials used in our products are procured from conflict-free sources. We have considered the Rule’s requirements and related due diligence recommendations from the Organization for Economic Cooperation and Development (the “OECD”), and we expect our suppliers to comply with the Code of Conduct of the Responsible Business Alliance (“RBA”) and conduct their business in accordance with our supply chain responsibility expectations, as documented in our Responsible Mineral Sourcing Statement at https://www.supermicro.com/about/policies/Supermicro_Responsible_Mineral_Sourcing_Statement.pdf

In support of this program, we will:

a.Continue to review and potentially update our Responsible Mineral Sourcing Statement as a device for communicating current expectations to suppliers and partners. Continue to review the terms and conditions of our vendor/supplier documents and policies to emphasize further our goal of achieving a conflict-free supply chain;
b.Exercise due diligence with suppliers for products containing or suspected to contain 3TG (collectively referred to as “in-scope” suppliers), consistent with the OECD's Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (“CAHRA”), 3rd Edition and the related supplements on gold, tin, tantalum and tungsten (the “OECD Guidance”), and encourage our suppliers to do likewise with their suppliers;
c.Utilize common tools that allow successful organization and reporting on use of minerals, such as the Conflict Minerals Reporting Template (“CMRT”) and Cobalt Reporting Template (“CRT”) developed by the Responsible Minerals Initiative (“RMI”);
d.Collaborate with our suppliers and multi-stakeholder groups, including maintaining membership in the RMI and its Due Diligence Practices Team, to participate in new solutions for responsible minerals sourcing, and conduct coordinated outreach to address upstream compliance concerns;
e.Educate and train our staff and suppliers to laws and industry expectations for responsible sourcing of minerals, and continue to adjust the scope of suppliers and minerals that we conduct due diligence on based upon subject minerals; and
f.Immediately bring to the attention of suppliers any reported smelters or refiners that are not third party conformant according to the Responsible Minerals Assurance Process (“RMAP”) process, or actively seeking RMAP assessment, and ask for alternative sourcing until those smelters or refiners become conformant.

The results of our RCOI and due diligence on the source and chain of custody of our necessary 3TG are the product of our iterative and advancing data collection process with our in-scope suppliers. This process is designed to obtain information regarding the smelters and refiners from which suppliers source 3TG minerals and to confirm the status of smelters or refiners as assessed by the RMAP to best determine the origin of the minerals.

For the 2022 reporting year, we asked all suppliers that were in-scope for 3TGs to indicate whether cobalt or mica is present in parts provided, and if so to complete the Extended Mineral Reporting Template (“EMRT”). This request resulted in completion of 164 supplier EMRTs, 88 of which indicated sourcing of cobalt and/or mica, sourcing from 73 known cobalt smelters (as well as eight that have RMI Smelter IDs but are not “known smelters”) and 8 known mica smelters. Third party audits are being completed for cobalt and mica smelters/refiners like those for 3TG, which companies like Supermicro can use for due diligence. One cobalt smelter was identified as high-risk, and as a result we asked all subject suppliers to find an alternative to that smelter. As of this report writing, seven suppliers have indicated sourcing from the concerned smelter. We will continue to push for responsible sourcing of all minerals with mining and supply chain practices that pose risk to conflict and human rights.
V. Reasonable Country of Origin Inquiry and Results
We have adopted the CMRT to conduct a RCOI survey for in-scope suppliers. The refinement of our in-scope suppliers over the last ten years means to the best of our knowledge, all of our suppliers sourcing 3TG in 2022 have been requested to respond to the survey. The data on which we relied to determine the country of origin of the minerals was obtained through the survey of our suppliers, our use of RCOI information provided by the RMI and interaction with other RMI members through the Due Diligence Practices Team, as well as evidence from independent reports, such as Mining the Disclosures (Responsible Sourcing Network, 2019).

Our in-scope supplier responses included 68 declaring 3TG mineral sourcing from Covered Countries, 3 suppliers indicating 3TG sourcing from Covered Countries is unknown, and 38 suppliers indicating they sourced 3TG from three or more different smelters located in Covered Countries. This shows a similar number of suppliers declaring sourcing from Covered Countries between reporting years 2021 and 2022, and a drop from 11 to 3 in suppliers indicating “unknown” between these reporting years. Six suppliers did not disclose whether their conflict minerals originated from Covered Countries. In addition, continuing challenges in chain of custody verification surrounding 3TG, notably with gold, create mineral source uncertainty. Therefore, after conducting our RCOI, we determined it is likely the country of origin for some of the 3TG contained in our products are Covered Countries. Given this result, we determined that the Rule requires us to exercise due diligence on the source and chain of custody of the 3TG contained in our products, using a framework that conforms to a nationally or internationally recognized due diligence framework.
VI. Due Diligence Inquiry and Results
a.Due Diligence Framework
We have exercised due diligence on the source and chain of custody of the necessary 3TG used in our products to identify minerals originating from the Covered Countries that are not from scrap or recycled sources. The design of our due diligence processes has been developed to conform to the five-step framework proposed by the OECD Guidance and the related supplements for 3TG. Our due diligence process utilizes internal tracing and review efforts, the efforts of in-scope suppliers that we collect sourcing information, and the efforts of the RMI, Responsible Jewelry Council (“RJC”) and the London Bullion Market Association (“LBMA”).

b.Limitations on Due Diligence Measures
Our due diligence measures can provide only reasonable, not absolute, assurance regarding the source and chain of custody of the necessary 3TG. Our due diligence processes are based on the necessity of seeking data from our direct suppliers and those suppliers seeking similar information within their supply chains to identify the original sources of the necessary 3TG. We also rely, to a large extent, on information collected and provided by independent third-party audit programs. Such sources of information, as well as our smelters, may yield inaccurate or incomplete information.
c.Conformance with OECD Due Diligence Guidance
(i)Establishment of Strong Company Management Systems:

We have established a management system for complying with applicable conflict minerals reporting and disclosure rules. Our management system includes a Conflict Minerals Oversight Committee led by our Chief Financial Officer, and includes our General Counsel, Senior VP of Operations, and VP of Compliance, and a team of subject matter leads across key departments responsible for implementing our Conflict Minerals Program. The Conflict Minerals Oversight Committee is briefed periodically about the results of our due diligence efforts and reports to the Audit Committee of our Board of Directors.

We maintain our Responsible Mineral Sourcing Statement (former Conflict Minerals Policy) that states our position on the use of conflict minerals. Our Statement has been communicated to all existing suppliers and was provided to new suppliers as part of our supplier "onboarding" process. We have provided training to our related team members. Additionally, our policy is prominently posted on our public facing website.

(ii)Identification and Assessment of Risks in the Supply Chain:

To address risk of sourcing minerals that support conflict or rights abuses, we have made reasonable efforts to identify all in-scope suppliers by conducting a supply chain survey using the CMRT; requesting our in-scope suppliers to identify smelters and refiners and countries of origin of the 3TG in products they supply to us; comparing smelters and refiners identified by our supply chain survey against the list of facilities that are identified by RMI as conformant with the RMAP assessment protocols; examining where smelters source from through the RMI’s RCOI data; and requiring suppliers to update or explain incomplete, inaccurate or outdated information on CMRTs. Furthermore, we ask all suppliers to avoid using non-compliant or non-active smelters until they can obtain a compliant or actively seeking compliance status. We look at the various categories of smelters beyond RMAP “compliant” and determine whether incremental progress is being made, or whether smelters appear to be avoiding audit. Our Responsible Mineral Sourcing Statement minimizes the potential of onboarding any new suppliers who are not conformant with the RMAP assessment protocols, and thus not in alignment with our objective of sourcing from conflict-free suppliers.

(iii)Strategic Response to Identified Risks:

We have implemented a risk mitigation response to monitor and track suppliers, smelters and refiners identified as not meeting the requirements set forth in our Responsible Minerals Sourcing Statement or contractual requirements to determine their progress in meeting our policy. We will continuously make reasonable efforts to encourage suppliers who are sourcing from non-compliant smelters to move towards the use of compliant smelters. If a supplier fails to remedy the risks identified, we will escalate the matter to the Conflict Minerals Oversight Committee to determine whether to approve or reject the supplier based on the following factors: a cost and benefit analysis; evaluation of potential risk factors; any existing competitive bids; and whether the supplier is a single source supplier to the Company.

(iv) Independent 3rd Party Audit of Smelter/Refiner’s Due Diligence Practices:

We do not independently perform direct audits of smelters or refiners. As an alternative, we consider information collected and provided by independent third-party audit programs, such as RMAP, the LBMA, and the RJC. And we perform indirect outreach, and participate in industry efforts, including through the RMI, to influence smelters and refiners to voluntarily undergo the validation process under the RMAP.

(v) Report Annually on Supply Chain Due Diligence

A Form SD and a Conflict Minerals Report as an exhibit thereto are filed annually with the SEC. The Form SD and Conflict Minerals Report are also available on our website at https://ir.supermicro.com/financials/sec-filings/default.aspx.

d. Due Diligence Results
We collected 180 final CMRT forms from 196 direct suppliers that we believe are in-scope for 3TG. Our efforts to collect missing CMRTs, as well as those provided as “interim” or “incomplete” CMRTs (those with a less than 90% completion rate) will continue. We once again re-reviewed our direct-material suppliers this reporting year, cross-referencing accounting/orders, approved vendors, and bills of material to identify suppliers that could be in-scope. Based on the responses that we received from our suppliers, we identified the following smelters and refiners in our supply chain for the 2022 reporting year:

•365 known smelters and refiners as potential sources of 3TG minerals,
•234 have been verified by the RMI to be conformant with the RMAP assessment protocols,
•18 are active (meaning they are in the process of being audited or have committed to the audit process),
•113 are validated smelters or refiners but are not conformant or active according to RMAP

Table 1 below presents, by mineral, the total number of smelters and refiners identified that are RMAP-conformant or actively seeking conformance for reporting year 2022. The percentage of conformant or in-process smelters is similar between our 2021 and 2022 reporting. We are emphasizing with suppliers the need to communicate upstream about the problematic smelters as well as alternatives for using them.

Table 1 - Smelters and Refiners Verified as RMAP-Conformant or actively seeking conformance by Mineral for reporting year 2022.

	Total Smelters and Refiners by Mineral	Number Conformant or In Process
Gold	172	107
Tantalum	38	36
Tin	98	68
Tungsten	57	41

See Appendix I for a list, by name, of validated smelters and refiners found within our supply chain in reporting year 2022.

Supermicro’s stated policy is that all suppliers must directly or indirectly source 3TG from RMAP conformant (including cross-recognized) smelters. This remains an unachieved goal, where at least 113 smelters reported are not RMAP conformant or active. We are on par with our performance last year in reaching a separate goal of stopping sourcing from smelters that are “highest risk” for conflict minerals because they lack safeguards. We have compared risk assessments with other companies, including members of the Due Diligence Practices Team in the RMI, and hold a small number of gold smelters to be highest risk; that list grew early in 2022 as LBMA identified six additional gold refiners from the Russian Federation that were suspended due to international sanctions; others were suspended later in the year as RMI could not exercise audit protocols in the Russian Federation. In reporting year 2021, we had three suppliers report one or more of these highest risk smelters. In reporting year 2022 we have only one supplier reporting one or more of the high risk and sanctioned gold refiners, but have not received acceptable RY 2022 CMRTs from one other supplier with high-risk smelters in RY 2021, or a final RY 2022 CMRT from two others whose interim CMRTs contained sanctioned gold refiners. The supplier that listed the sanctioned gold refiners, a large and widely used electronics component and subsystem supplier, indicated that their due diligence demonstrated that the materials from the sanctioned suppliers pre-dated the March 7, 2022 date of the sanctions but were removed from their supply chain after that time. The three suppliers who have not provided acceptable and accurate CMRTs for RY2022 that may contain the highest risk sanctioned gold smelters account for 0.15% of Supermicro’s total spend on in-scope material during RY2022.

As we did in reporting year 2021, we have communicated to subject suppliers our expectation they execute a plan of action to remove these smelters.

The CMRTs we received indicate that 68 direct suppliers have known 3TG sourcing from the Democratic Republic of Congo or an adjoining country. The CMRTs also show 76 direct suppliers have known 3TG sourcing from CAHRA countries. The indicative list of CAHRAs created by a European Union project was our point of comparison, found here: https://www.cahraslist.net/cahras. Our goal, like other responsible sourcing companies, is to assure transparent and ethical sourcing from all locations, including those with greater risk of conflict or human rights abuse. Legitimate mining and sourcing assists with economic development that can enhance social progress that reduces these very risks.

Chart 1 - Countries where smelters and refiners of 3TG within our supply chain are located.

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© Australian Bureau of Statistics, GeoNames, Microsoft, Navinfo, Open Places, OpenStreetMap, TomTom, Zenrin

Country	Count of Country
CHINA	92
INDONESIA	39
JAPAN	30
UNITED STATES OF AMERICA	26
BRAZIL	19
INDIA	17
RUSSIAN FEDERATION	15
KOREA, REPUBLIC OF	15
GERMANY	14
VIET NAM	9
SWITZERLAND	6
TAIWAN, PROVINCE OF CHINA	5
ITALY	5
UNITED ARAB EMIRATES	5
THAILAND	4
KAZAKHSTAN	4
PHILIPPINES	3
MEXICO	3
AUSTRALIA	3
SOUTH AFRICA	3
TURKEY	3
SPAIN	3
COLOMBIA	3
CANADA	3
MALAYSIA	3
UZBEKISTAN	2
ESTONIA	2
AUSTRIA	2
MYANMAR	2
FRANCE	2
POLAND	2
BELGIUM	2
BOLIVIA (PLURINATIONAL STATE OF)	2
CZECHIA	1
KYRGYZSTAN	1
NORWAY	1
PORTUGAL	1
CHILE	1
NEW ZEALAND	1
SWEDEN	1
GHANA	1
PERU	1
SAUDI ARABIA	1
LITHUANIA	1
SINGAPORE	1
NETHERLANDS	1
NORTH MACEDONIA, REPUBLIC OF	1
RWANDA	1
ANDORRA	1
MAURITANIA	1
Grand Total	**365**

VII. Conclusion

The smelters and refiners listed in Appendix I represent the source of 3TG used in our products or production process according to our due diligence. The third-party audits supporting the RMAP process, information our suppliers otherwise obtain and report in their CMRTs, and RCOI data provided by the RMI, establish our best understanding of the source of minerals further upstream for smelters and refiners. We are confident 3TG used in our products comes from Covered Countries given the number of suppliers reporting 3TG sourcing from these locations, but we cannot say with certainty whether any sourced materials are conflict minerals, meaning they support armed conflict or human rights abuses. It is undeterminable for this reporting year. Through due diligence progress we make each year, we seek to reduce this risk. Given the large number smelters in our supply chain that are RMAP conformant and the smelters we have in common with companies who are capable of due diligence upstream from smelters and refiners, we do not see evidence that sourcing in our supply chains benefits directly or indirectly armed groups.

VIII. Due Diligence Process Improvement Efforts

We plan to continue improvement efforts within our conflict minerals program, due to the level of complexity of our products, our downstream position in these supply chain, and continuing risk of conflict minerals. We intend to take the following steps to continue to improve our due diligence measures and to further mitigate the risk that trade in the conflict minerals contained in our products could benefit armed groups in Covered Countries:

a.Use the tools created by multi-stakeholder efforts that increase upstream due diligence and examine impact.

b.Examine our support instruments, like software vendors, to refine the process for conducting follow-up with our surveyed suppliers to more effectively resolve incomplete, inaccurate or outdated responses in their surveys.

FORWARD LOOKING STATEMENTS
This Specialized Disclosure Report on Form SD and any exhibits hereto contain “forward-looking statements” about our plans, intentions, forecasts and other expectations concerning the Company's future actions to engage contract manufacturers, to identify to the extent possible the source of conflicts minerals in its products and to take other actions regarding its product sourcing. The Company's actual actions or results may differ materially from those expected or anticipated in the forward-looking statements due to both known and unknown risks and uncertainties. These forward-looking statements and other information are based on our beliefs as well as assumptions made by us using information currently available. In some cases, you can identify forward-looking statements by terminology including “would,” “could,” “may,” “will,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue,” the negative of these terms or other comparable terminology. Risks and uncertainties that could cause actual actions or results to differ include, without limitation, risks and uncertainties associated with the progress of industry and other supply chain transparency and smelter or refiner validation programs for conflict minerals, the possibility of inaccurate information, fraud and other irregularities, inadequate supplier education and knowledge, limitations on the ability or willingness of suppliers to provide more accurate, complete and detailed information and limitations on our ability to verify the accuracy or completeness of any supply chain information provided by suppliers, third-party audit programs or others. In addition, you should specifically consider various factors contained in our filings with the SEC, including those factors discussed under the caption “Risk Factors” in such filings. These factors may cause our actual results to differ materially from those anticipated or implied in the forward-looking statements. Our reporting obligations under the conflict minerals rules may change in the future and our ability to implement certain processes or obtain information from our suppliers may differ materially from those anticipated or implied in this report. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

DOCUMENTS INCORPORATED BY REFERENCE
Unless otherwise expressly stated herein, no documents, third-party materials or references to websites (including Supermicro's) are incorporated by reference in, or to be considered to be a part of, this Conflict Minerals Report.

Appendix I
Smelters and Refineries Reported by Suppliers

SmelterID	Name	Country	Metal
CID002763	8853 S.p.A.	ITALY	Gold
CID002920	ABC Refinery Pty Ltd.	AUSTRALIA	Gold
CID002708	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA	Gold
CID000015	Advanced Chemical Company	UNITED STATES OF AMERICA	Gold
CID000035	Agosi AG	GERMANY	Gold
CID000019	Aida Chemical Industries Co., Ltd.	JAPAN	Gold
CID002560	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	Gold
CID002760	Albino Mountinho Lda.	PORTUGAL	Gold
CID003500	Alexy Metals	UNITED STATES OF AMERICA	Gold
CID000041	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	Gold
CID000058	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL	Gold
CID000077	Argor-Heraeus S.A.	SWITZERLAND	Gold
CID000082	Asahi Pretec Corp.	JAPAN	Gold
CID000924	Asahi Refining Canada Ltd.	CANADA	Gold
CID000920	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	Gold
CID000090	Asaka Riken Co., Ltd.	JAPAN	Gold
CID000103	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	Gold
CID002850	AU Traders and Refiners	SOUTH AFRICA	Gold
CID003461	Augmont Enterprises Private Limited	INDIA	Gold
CID000113	Aurubis AG	GERMANY	Gold
CID002863	Bangalore Refinery	INDIA	Gold
CID000128	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	Gold
CID000157	Boliden AB	SWEDEN	Gold
CID000176	C. Hafner GmbH + Co. KG	GERMANY	Gold
CID003421	C.I Metales Procesados Industriales SAS	COLOMBIA	Gold
CID000180	Caridad	MEXICO	Gold
CID000185	CCR Refinery - Glencore Canada Corporation	CANADA	Gold
CID000189	Cendres + Metaux S.A.	SWITZERLAND	Gold
CID003382	CGR Metalloys Pvt Ltd.	INDIA	Gold
CID000233	Chimet S.p.A.	ITALY	Gold
CID000264	Chugai Mining	JAPAN	Gold
CID000328	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF	Gold
CID000343	Daye Non-Ferrous Metals Mining Ltd.	CHINA	Gold
CID002867	Degussa Sonne / Mond Goldhandel GmbH	GERMANY	Gold
CID003348	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES	Gold
CID000362	DODUCO Contacts and Refining GmbH	GERMANY	Gold
CID003663	Dongwu Gold Group	CHINA	Gold
CID000401	Dowa	JAPAN	Gold
CID000359	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	Gold
CID000425	Eco-System Recycling Co., Ltd. East Plant	JAPAN	Gold
CID003424	Eco-System Recycling Co., Ltd. North Plant	JAPAN	Gold
CID003425	Eco-System Recycling Co., Ltd. West Plant	JAPAN	Gold
CID003487	Emerald Jewel Industry India Limited (Unit 1)	INDIA	Gold
CID003488	Emerald Jewel Industry India Limited (Unit 2)	INDIA	Gold
CID003489	Emerald Jewel Industry India Limited (Unit 3)	INDIA	Gold

CID003490	Emerald Jewel Industry India Limited (Unit 4)	INDIA	Gold
CID002561	Emirates Gold DMCC	UNITED ARAB EMIRATES	Gold
CID002584	Fujairah Gold FZC	UNITED ARAB EMIRATES	Gold
CID002459	Geib Refining Corporation	UNITED STATES OF AMERICA	Gold
CID002852	GGC Gujrat Gold Centre Pvt. Ltd.	INDIA	Gold
CID003641	Gold by Gold Colombia	COLOMBIA	Gold
CID003186	Gold Coast Refinery	GHANA	Gold
CID002243	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	Gold
CID001909	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	Gold
CID002312	Guangdong Jinding Gold Limited	CHINA	Gold
CID000651	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	Gold
CID000671	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	Gold
CID000694	Heimerle + Meule GmbH	GERMANY	Gold
CID000711	Heraeus Germany GmbH Co. KG	GERMANY	Gold
CID000707	Heraeus Metals Hong Kong Ltd.	CHINA	Gold
CID000767	Hunan Chenzhou Mining Co., Ltd.	CHINA	Gold
CID000773	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA	Gold
CID000778	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF	Gold
CID000801	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	Gold
CID002562	International Precious Metal Refiners	UNITED ARAB EMIRATES	Gold
CID000807	Ishifuku Metal Industry Co., Ltd.	JAPAN	Gold
CID000814	Istanbul Gold Refinery	TURKEY	Gold
CID002765	Italpreziosi	ITALY	Gold
CID002893	JALAN & Company	INDIA	Gold
CID000823	Japan Mint	JAPAN	Gold
CID000855	Jiangxi Copper Co., Ltd.	CHINA	Gold
CID000493	JSC Novosibirsk Refinery	RUSSIAN FEDERATION	Gold
CID000929	JSC Uralelectromed	RUSSIAN FEDERATION	Gold
CID000937	JX Nippon Mining & Metals Co., Ltd.	JAPAN	Gold
CID003497	K.A. Rasmussen	NORWAY	Gold
CID000956	Kazakhmys Smelting LLC	KAZAKHSTAN	Gold
CID000957	Kazzinc	KAZAKHSTAN	Gold
CID000969	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	Gold
CID002511	KGHM Polska Miedz Spolka Akcyjna	POLAND	Gold
CID000981	Kojima Chemicals Co., Ltd.	JAPAN	Gold
CID002605	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	Gold
CID003463	Kundan Care Products Ltd.	INDIA	Gold
CID001029	Kyrgyzaltyn JSC	KYRGYZSTAN	Gold
CID002865	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION	Gold
CID001032	L'azurde Company For Jewelry	SAUDI ARABIA	Gold
CID001056	Lingbao Gold Co., Ltd.	CHINA	Gold
CID001058	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	Gold
CID002762	L'Orfebre S.A.	ANDORRA	Gold
CID001078	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	Gold
CID000689	LT Metal Ltd.	KOREA, REPUBLIC OF	Gold
CID001093	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	Gold
CID002606	Marsam Metals	BRAZIL	Gold
CID001113	Materion	UNITED STATES OF AMERICA	Gold
CID001119	Matsuda Sangyo Co., Ltd.	JAPAN	Gold

CID003548	MD Overseas	INDIA	Gold
CID003575	Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA	Gold
CID003557	Metallix Refining Inc.	UNITED STATES OF AMERICA	Gold
CID001149	Metalor Technologies (Hong Kong) Ltd.	CHINA	Gold
CID001152	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	Gold
CID001147	Metalor Technologies (Suzhou) Ltd.	CHINA	Gold
CID001153	Metalor Technologies S.A.	SWITZERLAND	Gold
CID001157	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	Gold
CID001161	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	Gold
CID001188	Mitsubishi Materials Corporation	JAPAN	Gold
CID001193	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Gold
CID001352	MKS PAMP SA	SWITZERLAND	Gold
CID002509	MMTC-PAMP India Pvt., Ltd.	INDIA	Gold
CID002857	Modeltech Sdn Bhd	MALAYSIA	Gold
CID002282	Morris and Watson	NEW ZEALAND	Gold
CID002866	Morris and Watson Gold Coast	AUSTRALIA	Gold
CID001220	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	Gold
CID001236	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	Gold
CID003189	NH Recytech Company	KOREA, REPUBLIC OF	Gold
CID001259	Nihon Material Co., Ltd.	JAPAN	Gold
CID002779	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	Gold
CID001325	Ohura Precious Metal Industry Co., Ltd.	JAPAN	Gold
CID001326	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	Gold
CID002872	Pease & Curren	UNITED STATES OF AMERICA	Gold
CID001362	Penglai Penggang Gold Industry Co., Ltd.	CHINA	Gold
CID002919	Planta Recuperadora de Metales SpA	CHILE	Gold
CID001397	PT Aneka Tambang (Persero) Tbk	INDONESIA	Gold
CID001498	PX Precinox S.A.	SWITZERLAND	Gold
CID003324	QG Refining, LLC	UNITED STATES OF AMERICA	Gold
CID001512	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	Gold
CID000522	Refinery of Seemine Gold Co., Ltd.	CHINA	Gold
CID002582	REMONDIS PMR B.V.	NETHERLANDS	Gold
CID002510	Republic Metals Corporation	UNITED STATES OF AMERICA	Gold
CID001534	Royal Canadian Mint	CANADA	Gold
CID002761	SAAMP	FRANCE	Gold
CID001546	Sabin Metal Corp.	UNITED STATES OF AMERICA	Gold
CID002973	Safimet S.p.A	ITALY	Gold
CID002290	SAFINA A.S.	CZECHIA	Gold
CID002853	Sai Refinery	INDIA	Gold
CID001555	Samduck Precious Metals	KOREA, REPUBLIC OF	Gold
CID001562	Samwon Metals Corp.	KOREA, REPUBLIC OF	Gold
CID003529	Sancus ZFS (L’Orfebre, SA)	COLOMBIA	Gold
CID002777	SAXONIA Edelmetalle GmbH	GERMANY	Gold
CID003540	Sellem Industries Ltd.	MAURITANIA	Gold
CID001585	SEMPSA Joyeria Plateria S.A.	SPAIN	Gold
CID001916	Shandong Gold Smelting Co., Ltd.	CHINA	Gold
CID002525	Shandong Humon Smelting Co., Ltd.	CHINA	Gold
CID001619	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	Gold

CID001622	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	Gold
CID002750	Shenzhen CuiLu Gold Co., Ltd.	CHINA	Gold
CID002527	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CHINA	Gold
CID002588	Shirpur Gold Refinery Ltd.	INDIA	Gold
CID001736	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	Gold
CID002516	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	Gold
CID001761	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	Gold
CID003383	Sovereign Metals	INDIA	Gold
CID003153	State Research Institute Center for Physical Sciences and Technology	LITHUANIA	Gold
CID001798	Sumitomo Metal Mining Co., Ltd.	JAPAN	Gold
CID002918	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF	Gold
CID001810	Super Dragon Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	Gold
CID002580	T.C.A S.p.A	ITALY	Gold
CID001875	Tanaka Kikinzoku Kogyo K.K.	JAPAN	Gold
CID001938	Tokuriki Honten Co., Ltd.	JAPAN	Gold
CID001947	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	Gold
CID002615	TOO Tau-Ken-Altyn	KAZAKHSTAN	Gold
CID001955	Torecom	KOREA, REPUBLIC OF	Gold
CID001977	Umicore Brasil Ltda.	BRAZIL	Gold
CID002314	Umicore Precious Metals Thailand	THAILAND	Gold
CID001980	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	Gold
CID001993	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	Gold
CID002003	Valcambi S.A.	SWITZERLAND	Gold
CID003615	WEEEREFINING	FRANCE	Gold
CID002030	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	Gold
CID002778	WIELAND Edelmetalle GmbH	GERMANY	Gold
CID002100	Yamakin Co., Ltd.	JAPAN	Gold
CID002129	Yokohama Metal Co., Ltd.	JAPAN	Gold
CID000197	Yunnan Copper Industry Co., Ltd.	CHINA	Gold
CID002224	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	Gold
CID003926	5D Production OU	ESTONIA	Tantalum
CID001076	AMG Brasil	BRAZIL	Tantalum
CID000211	Changsha South Tantalum Niobium Co., Ltd.	CHINA	Tantalum
CID002504	D Block Metals, LLC	UNITED STATES OF AMERICA	Tantalum
CID000460	F&X Electro-Materials Ltd.	CHINA	Tantalum
CID002505	FIR Metals & Resource Ltd.	CHINA	Tantalum
CID002558	Global Advanced Metals Aizu	JAPAN	Tantalum
CID002557	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	Tantalum
CID000291	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA	Tantalum
CID002547	H.C. Starck Hermsdorf GmbH	GERMANY	Tantalum
CID002492	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	Tantalum
CID002512	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	Tantalum
CID002842	Jiangxi Tuohong New Raw Material	CHINA	Tantalum
CID000914	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	Tantalum
CID000917	Jiujiang Tanbre Co., Ltd.	CHINA	Tantalum

CID002506	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	Tantalum
CID002539	KEMET de Mexico	MEXICO	Tantalum
CID002548	Materion Newton Inc.	UNITED STATES OF AMERICA	Tantalum
CID002847	Meta Materials	NORTH MACEDONIA, REPUBLIC OF	Tantalum
CID001163	Metallurgical Products India Pvt., Ltd.	INDIA	Tantalum
CID001175	Mineracao Taboca S.A.	BRAZIL	Tantalum
CID001192	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Tantalum
CID001277	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	Tantalum
CID001200	NPM Silmet AS	ESTONIA	Tantalum
CID001508	QuantumClean	UNITED STATES OF AMERICA	Tantalum
CID002707	Resind Industria e Comercio Ltda.	BRAZIL	Tantalum
CID003583	RFH Yancheng Jinye New Material Technology Co., Ltd.	CHINA	Tantalum
CID001769	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	Tantalum
CID001869	Taki Chemical Co., Ltd.	JAPAN	Tantalum
CID002544	TANIOBIS Co., Ltd.	THAILAND	Tantalum
CID002545	TANIOBIS GmbH	GERMANY	Tantalum
CID002549	TANIOBIS Japan Co., Ltd.	JAPAN	Tantalum
CID002550	TANIOBIS Smelting GmbH & Co. KG	GERMANY	Tantalum
CID001891	Telex Metals	UNITED STATES OF AMERICA	Tantalum
CID001969	Ulba Metallurgical Plant JSC	KAZAKHSTAN	Tantalum
CID000616	XIMEI RESOURCES (GUANGDONG) LIMITED	CHINA	Tantalum
CID002508	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	Tantalum
CID001522	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA	Tantalum
CID000292	Alpha	UNITED STATES OF AMERICA	Tin
CID002703	An Vinh Joint Stock Mineral Processing Company	VIET NAM	Tin
CID002773	Aurubis Beerse	BELGIUM	Tin
CID002774	Aurubis Berango	SPAIN	Tin
CID000228	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	Tin
CID003190	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	Tin
CID001070	China Tin Group Co., Ltd.	CHINA	Tin
CID000278	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	Tin
CID003486	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	BRAZIL	Tin
CID003524	CRM Synergies	SPAIN	Tin
CID002570	CV Ayi Jaya	INDONESIA	Tin
CID000306	CV Gita Pesona	INDONESIA	Tin
CID000315	CV United Smelting	INDONESIA	Tin
CID002455	CV Venus Inti Perkasa	INDONESIA	Tin
CID003356	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA	Tin
CID000402	Dowa	JAPAN	Tin
CID003831	DS Myanmar	MYANMAR	Tin
CID002572	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	Tin
CID000438	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)	Tin
CID000448	Estanho de Rondonia S.A.	BRAZIL	Tin
CID003582	Fabrica Auricchio Industria e Comercio Ltda.	BRAZIL	Tin

CID000468	Fenix Metals	POLAND	Tin
CID003410	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHINA	Tin
CID002848	Gejiu Fengming Metallurgy Chemical Plant	CHINA	Tin
CID000942	Gejiu Kai Meng Industry and Trade LLC	CHINA	Tin
CID000538	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	Tin
CID001908	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	Tin
CID000555	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	Tin
CID003116	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	Tin
CID002849	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	Tin
CID002844	HuiChang Hill Tin Industry Co., Ltd.	CHINA	Tin
CID000760	Huichang Jinshunda Tin Co., Ltd.	CHINA	Tin
CID000244	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA	Tin
CID001231	Jiangxi New Nanshan Technology Ltd.	CHINA	Tin
CID003387	Luna Smelter, Ltd.	RWANDA	Tin
CID003379	Ma'anshan Weitai Tin Co., Ltd.	CHINA	Tin
CID002468	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	Tin
CID001105	Malaysia Smelting Corporation (MSC)	MALAYSIA	Tin
CID002500	Melt Metais e Ligas S.A.	BRAZIL	Tin
CID001142	Metallic Resources, Inc.	UNITED STATES OF AMERICA	Tin
CID001173	Mineracao Taboca S.A.	BRAZIL	Tin
CID001182	Minsur	PERU	Tin
CID001191	Mitsubishi Materials Corporation	JAPAN	Tin
CID002858	Modeltech Sdn Bhd	MALAYSIA	Tin
CID002573	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	Tin
CID001305	Novosibirsk Tin Combine	RUSSIAN FEDERATION	Tin
CID001314	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	Tin
CID002517	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	Tin
CID001337	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)	Tin
CID003208	Pongpipat Company Limited	MYANMAR	Tin
CID003409	Precious Minerals and Smelting Limited	INDIA	Tin
CID000309	PT Aries Kencana Sejahtera	INDONESIA	Tin
CID001399	PT Artha Cipta Langgeng	INDONESIA	Tin
CID002503	PT ATD Makmur Mandiri Jaya	INDONESIA	Tin
CID001402	PT Babel Inti Perkasa	INDONESIA	Tin
CID001406	PT Babel Surya Alam Lestari	INDONESIA	Tin
CID002776	PT Bangka Prima Tin	INDONESIA	Tin
CID003205	PT Bangka Serumpun	INDONESIA	Tin
CID001419	PT Bangka Tin Industry	INDONESIA	Tin
CID001421	PT Belitung Industri Sejahtera	INDONESIA	Tin
CID001428	PT Bukit Timah	INDONESIA	Tin
CID002696	PT Cipta Persada Mulia	INDONESIA	Tin
CID001438	PT Eunindo Usaha Mandiri	INDONESIA	Tin
CID002530	PT Inti Stania Prima	INDONESIA	Tin
CID001448	PT Karimun Mining	INDONESIA	Tin
CID002829	PT Kijang Jaya Mandiri	INDONESIA	Tin
CID002835	PT Menara Cipta Mulia	INDONESIA	Tin
CID001453	PT Mitra Stania Prima	INDONESIA	Tin

CID003449	PT Mitra Sukses Globalindo	INDONESIA	Tin
CID001457	PT Panca Mega Persada	INDONESIA	Tin
CID000313	PT Premium Tin Indonesia	INDONESIA	Tin
CID001458	PT Prima Timah Utama	INDONESIA	Tin
CID003868	PT Putera Sarana Shakti (PT PSS)	INDONESIA	Tin
CID003381	PT Rajawali Rimba Perkasa	INDONESIA	Tin
CID002593	PT Rajehan Ariq	INDONESIA	Tin
CID001460	PT Refined Bangka Tin	INDONESIA	Tin
CID001463	PT Sariwiguna Binasentosa	INDONESIA	Tin
CID001468	PT Stanindo Inti Perkasa	INDONESIA	Tin
CID002816	PT Sukses Inti Makmur	INDONESIA	Tin
CID001486	PT Timah Nusantara	INDONESIA	Tin
CID001477	PT Timah Tbk Kundur	INDONESIA	Tin
CID001482	PT Timah Tbk Mentok	INDONESIA	Tin
CID001490	PT Tinindo Inter Nusa	INDONESIA	Tin
CID002478	PT Tirus Putra Mandiri	INDONESIA	Tin
CID001493	PT Tommy Utama	INDONESIA	Tin
CID002706	Resind Industria e Comercio Ltda.	BRAZIL	Tin
CID001539	Rui Da Hung	TAIWAN, PROVINCE OF CHINA	Tin
CID001758	Soft Metais Ltda.	BRAZIL	Tin
CID002756	Super Ligas	BRAZIL	Tin
CID002834	Thai Nguyen Mining and Metallurgy Co., Ltd.	VIET NAM	Tin
CID001898	Thaisarco	THAILAND	Tin
CID002180	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CHINA	Tin
CID003325	Tin Technology & Refining	UNITED STATES OF AMERICA	Tin
CID002574	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	Tin
CID002015	VQB Mineral and Trading Group JSC	VIET NAM	Tin
CID002036	White Solder Metalurgia e Mineracao Ltda.	BRAZIL	Tin
CID002158	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	Tin
CID003397	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA	Tin
CID000004	A.L.M.T. Corp.	JAPAN	Tungsten
CID002833	ACL Metais Eireli	BRAZIL	Tungsten
CID003427	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	BRAZIL	Tungsten
CID003553	Artek LLC	RUSSIAN FEDERATION	Tungsten
CID002502	Asia Tungsten Products Vietnam Ltd.	VIET NAM	Tungsten
CID002641	China Molybdenum Tungsten Co., Ltd.	CHINA	Tungsten
CID000258	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	Tungsten
CID000281	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	Tungsten
CID003468	Cronimet Brasil Ltda	BRAZIL	Tungsten
CID004060	DONGKUK INDUSTRIES CO., LTD.	KOREA, REPUBLIC OF	Tungsten
CID003401	Fujian Ganmin RareMetal Co., Ltd.	CHINA	Tungsten
CID000499	Fujian Jinxin Tungsten Co., Ltd.	CHINA	Tungsten
CID003609	Fujian Xinlu Tungsten Co., Ltd.	CHINA	Tungsten
CID002645	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA	Tungsten
CID000875	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	Tungsten
CID002315	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	Tungsten
CID002494	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	Tungsten
CID000568	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA	Tungsten
CID000218	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	Tungsten

CID002541	H.C. Starck Tungsten GmbH	GERMANY	Tungsten
CID003978	HANNAE FOR T Co., Ltd.	KOREA, REPUBLIC OF	Tungsten
CID003417	Hubei Green Tungsten Co., Ltd.	CHINA	Tungsten
CID000766	Hunan Chenzhou Mining Co., Ltd.	CHINA	Tungsten
CID002579	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	Tungsten
CID000769	Hunan Jintai New Material Co., Ltd.	CHINA	Tungsten
CID002513	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	CHINA	Tungsten
CID002649	Hydrometallurg, JSC	RUSSIAN FEDERATION	Tungsten
CID000825	Japan New Metals Co., Ltd.	JAPAN	Tungsten
CID002551	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	Tungsten
CID002321	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	Tungsten
CID002313	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA	Tungsten
CID002318	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	Tungsten
CID002317	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	Tungsten
CID002316	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	Tungsten
CID003408	JSC "Kirovgrad Hard Alloys Plant"	RUSSIAN FEDERATION	Tungsten
CID000966	Kennametal Fallon	UNITED STATES OF AMERICA	Tungsten
CID000105	Kennametal Huntsville	UNITED STATES OF AMERICA	Tungsten
CID003388	KGETS Co., Ltd.	KOREA, REPUBLIC OF	Tungsten
CID003407	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA	Tungsten
CID003643	LLC Vostok	RUSSIAN FEDERATION	Tungsten
CID002319	Malipo Haiyu Tungsten Co., Ltd.	CHINA	Tungsten
CID002543	Masan High-Tech Materials	VIET NAM	Tungsten
CID002845	Moliren Ltd.	RUSSIAN FEDERATION	Tungsten
CID002589	Niagara Refining LLC	UNITED STATES OF AMERICA	Tungsten
CID003416	NPP Tyazhmetprom LLC	RUSSIAN FEDERATION	Tungsten
CID003614	OOO “Technolom” 1	RUSSIAN FEDERATION	Tungsten
CID003612	OOO “Technolom” 2	RUSSIAN FEDERATION	Tungsten
CID002827	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	Tungsten
CID002542	TANIOBIS Smelting GmbH & Co. KG	GERMANY	Tungsten
CID003993	Tungsten Vietnam Joint Stock Company	VIET NAM	Tungsten
CID002724	Unecha Refractory metals plant	RUSSIAN FEDERATION	Tungsten
CID002044	Wolfram Bergbau und Hutten AG	AUSTRIA	Tungsten
CID002843	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF	Tungsten
CID002320	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	Tungsten
CID002082	Xiamen Tungsten Co., Ltd.	CHINA	Tungsten
CID002830	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	Tungsten
CID003662	YUDU ANSHENG TUNGSTEN CO., LTD.	CHINA	Tungsten